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                                                                    EXHIBIT 99.1

                                     PROXY
                             ALLEGIANT BANCORP, INC
                               10401 CLAYTON ROAD
                           ST. LOUIS, MISSOURI 63131

     For the Special Meeting of Shareholders to be held [          ], 2004

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned shareholder(s) of ALLEGIANT BANCORP, INC., does hereby nominate, constitute and appoint Shaun R. Hayes and Marvin S. Wool, or each of them (with full power to act alone), true and lawful proxies and attorneys-in-fact, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote all of the shares of common stock, $0.01 par value, of Allegiant Bancorp, Inc. standing in the name of the
undersigned on its books at the close of business on [    ], 2004 at the Special
Meeting of Shareholders to be held at Allegiant Bancorp Inc.'s headquarters,
10401 Clayton Road, St. Louis, Missouri, on [    ], 2004, at 3:00 p.m., local
time, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as follows:

    1. To consider and vote upon the approval of the Agreement and Plan of Merger, dated as of November 19, 2003, by and between National City Corporation, a Delaware corporation, and Allegiant Bancorp, Inc., and the transactions contemplated by the agreement, including the merger of Allegiant Bancorp, Inc. into National City Corporation upon the terms and subject to the conditions set forth in the merger agreement, as more fully described in the accompanying proxy statement/prospectus.

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

    2. To transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT. FAILURE TO
     VOTE OR AN ABSTENTION WILL COUNT AS A VOTE AGAINST THE MERGER AND THE
                         TRANSACTIONS IT CONTEMPLATES.

    The undersigned hereby revokes any other proxies to vote at such meeting and hereby ratifies and confirms all that the proxies and attorneys-in-fact, or each of them, appointed hereunder may lawfully do by virtue hereof. Said proxies and attorneys-in-fact, without limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the special meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL LISTED ABOVE.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY SO THAT IT IS RECEIVED
                  BY [    ], 2004 USING THE ENVELOPE PROVIDED.

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Check appropriate box                         Date          , 2004
Indicate changes below:
Address Change? [ ]  Name Change? [ ]
                                                            Signature(s) In Box
                                                            When signing as attorney, executor, administrator,
                                                            trustee or guardian, please give your full title. If
                                                            more than one person holds the power to vote the same
                                                            shares, all must sign. All joint owners must sign.
                                                            The undersigned hereby acknowledges receipt of the
                                                            notice of Special Meeting and the Proxy
                                                            Statement/Prospectus (with all enclosures and
                                                            attachments), dated        , 2004, relating to the
                                                            special meeting.
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